Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deswell Industries, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-110236, 333-130738, 333-147790 and 333-171314) of Deswell Industries, Inc. (the “Company”) of our reports dated July 20, 2012, relating to the consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting appearing in the Company’s Annual Report on Form 20-F for the year ended March 31, 2012.

/s/ BDO China Shu Lun Pan Certified Public Accountants LLP

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BDO China Shu Lun Pan Certified Public Accountants LLP

Shenzhen, P.R. China
July 20, 2012